UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

August 9, 2024

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40675 Encyclopedia Circle

Fremont, CA 94538

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 Par Value per Share	SCKT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01 Entry into Material Definitive Agreements

Employment Agreement Extension

On August 9, 2024, Socket Mobile Inc. (the “Company”) extended Executive Employment Agreements (“Agreements”) with the following officers of the Company: Dave Holmes, Chief Business Officer; Leonard L. Ott, Senior Vice President and Chief Information Officer and Lynn Zhao, Chief Financial Officer (collectively the “Executives”). The Agreements replace the employment agreements previously reported in a Form 8-K dated May 19, 2021, and January 27, 2021. Previous and new expiration dates are listed below:

Name	Previous Expiration Date	New Expiration Date
Dave Holmes	May 17, 2027	March 31, 2028
Leonard L. Ott	September 30, 2024	March 31, 2026
Lynn Zhao	March 31, 2025	March 31, 2028

Under the terms of the Agreements, the Executive’s employment is at will and termination of employment of the Executive may occur at any time. The Agreement defines termination arrangements that apply if the Executive is terminated for Cause as defined in the Agreement, resigns for Good Reason as defined in the Agreement, is terminated due to death or disability, or is otherwise terminated involuntarily.

Should the Executive’s employment be terminated involuntarily, not for Cause, death, disability, or if the Executive resigns for Good Cause, in addition to all accrued but unpaid compensations, he is also entitled under the Agreement to (i) receive a severance equivalent to six (6) months of base salary; (ii) receive reimbursement for payment of COBRA health premiums for the lesser of six (6) months after the termination date or until eligible for alternative health insurance benefits; (iii) purchase from the Company, at book value, certain items purchased for his use. Stock options granted to the Executive shall cease vesting immediately upon the termination date of employment. Vested stock options will be exercisable after termination for the lesser of twenty-four (24) months or the expiration date of the grant. A pro rata portion of unvested Restricted Stocks granted to Executive shall vest as of the termination date, while all other unvested Restricted Stock will immediately terminate and be forfeited.

In the event of voluntary termination with at least a 60-day notice by an Executive with more than ten years of consecutive service to the Company, the Executive’s vested stock options will be exercisable after termination for the remaining life of the grants.

The Agreement also provides for compensation in the event of a Change of Control as defined in the Agreement. This compensation consists of an involuntary termination payment as described above and a payment equal to 1% of the consideration payable in connection with a Change of Control, provided that the price offered for the Company’s common stock is equal to or greater than $5.00 per share.

The new Agreements expire on the dates shown in the table above unless the Company fails to provide the Executive with notice of intent to renew or not renew the Agreement at least six months prior to expiration, in which case the expiration date of the Agreement shall be six months following the date of notice.

General

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

On August 9, 2024, the Company entered into an Executive Employment Agreement (the “Agreement”), with Mr. Eric Glaenzer appointing him as Vice President and Chief Technology Officer. Mr. Glaenzer has been with the Company since February 2005, initially serving as Director of Software and later as Vice President and Chief Software Architect since January 2019. Prior to these roles, Mr. Glaenzer was the Company’s Bluetooth Group Manager from 2003 to 2005. He began his career in 1991 as a Project Leader at SAFRAN, where he was responsible for secure identification systems for the French army. Mr. Glaenzer holds an MBA degree from HEC, Paris, and a Bachelor of Science degree in Engineering from EPITA in France.

A copy of the Agreement is attached hereto as Exhibit 10.1. The following summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to such Exhibit.

Under the terms of the Employment Agreement, which is scheduled to expire on June 30, 2028, and expected to be renewed, termination of his employment may occur at any point, with or without Cause (as defined in the Employment Agreement). Should termination of employment without Cause occur, or if Mr. Glaenzer becomes disabled and is unable to continue his employment and is therefore terminated, he is entitled under the Employment Agreement to (i) receive his regular base salary for a period of two (2) months plus one month for each completed two years of service up to a maximum of five (5) months following termination, (ii) receive reimbursement for payment of his COBRA premiums for the lesser of six (6) months after the employment termination date or until he is eligible for alternative health insurance benefits, including benefits provided by another employer, (iii) receive a pro-rata share of the full variable compensation amount to which he would otherwise be entitled to under the Management Variable Incentive Compensation Plan for the quarter in which he is terminated, as well as being entitled to purchase from the Company at book value certain items that were purchased by the Company for his use, which may include a personal computer, a cellular phone and other similar items. Stock options granted to Mr. Glaenzer shall cease vesting immediately upon the date of termination of employment, but vested stock options will be exercisable until the expiration date of the options. Mr. Glaenzer’s unvested restricted stocks will be prorated and vested as of the employment termination date. The Agreement also provides for compensation in the event of a Change of Control as defined in the Agreement. This compensation consists of an involuntary termination payment as described above and potential participation in a bonus pool. The bonus pool, up to 10% of the total acquisition price, is allocated at the Board of Directors' sole discretion to executive officers and other employees. Mr. Glaenzer may be considered for this bonus at the Board's discretion. None of the above considerations will be paid unless Mr. Glaenzer executes without subsequent revocation a general release of claims satisfactory to the Company.

There are no family relationships between Mr. Glaenzer and any director or executive officer of the Company which would require disclosure under Item 401(d) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ Lynn Zhao
Name: Lynn Zhao Vice President, Finance and Administration and Chief Financial Officer

Date: August 15, 2024

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Executive Employment Agreement